EXHIBIT E
                    HAYWARD INDUSTRIES, INC.
                      900 Fairmount Avenue
                       Elizabeth, NJ 07207





                                        September 25, 1996



Mr. Brett Kingstone
Super Vision International, Inc.
2442 Viscount Row
Orlando, Florida  32809



Dear Mr. Kingstone:

     Reference is hereby made to:

          (i) the Escrow Agreement dated as of January 21, 1994 (the "Escrow Agreement") among Super Vision International, Inc. (the "Corporation"), American Stock Transfer & Trust Company and you (the "Seller") and other stockholders of the Corporation, as amended by amendment dated as of March 17, 1994 among such stockholders, pursuant to which, among other matters, a number of shares (the "Escrow Shares") of the class B common stock, $.001 par value, of the Corporation owned by the Seller are held in escrow, subject to release in accordance with the terms and conditions set forth therein; and

          (ii) the Agreement dated as of even date herewith (the "Purchase Agreement") between the Corporation and Hayward Industries, Inc. ("Hayward"), pursuant to which Hayward has agreed to acquire shares of the Corporation's class A common stock, $.001 par value (the "Class A Common Stock"), and, through a subsidiary, to enter into certain distributorship arrangements with the Corporation.

     In connection with the execution and delivery of the Purchase Agreement, and in exchange for payment by Hayward to the Seller of the amount of $1.00 and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Seller), the Seller hereby grants to Hayward, or its designated affiliate, an option with respect to a portion of the Escrow Shares (and all Escrow Property [as defined in the Escrow Agreement] attributable to such shares) pursuant to the terms hereinafter set forth:

     1.   Grant of Option.

     (a) Subject to Closing under the Purchase Agreement, in each event of the release of Escrow Shares to the Seller (a "Release") the Seller shall immediately notify Hayward thereof, specifying the number of Escrow Shares subject to such Release, whereupon Hayward shall have the right and option, exercisable at any time prior to 45 days from and after such Release (each, a "Termination Date"), to purchase up to ten (10%) percent of the Escrow Shares (at Hayward's election, together with the Escrow Property attributable to such shares) released to the Seller (such Escrow Shares, together with such Escrow Property, in each case the "Option Shares"), at a purchase price calculated as hereinafter set forth (the "Purchase Price"). Any right of Hayward to purchase such Options Shares shall expire upon the applicable Termination Date and such shares shall no longer be deemed Option Shares for purposes of this Agreement.

     (b) The Purchase Price shall in each instance be calculated by the Seller and Hayward as the fair market value of the relevant Option Shares, with each share of Class A Common Stock included therein valued with reference to the average Bid Price thereof (as defined in the Escrow Agreement, as in effect on the date hereof) for 30 consecutive business days prior to the date of the Exercise Notice (as hereinafter defined), appropriately modified by the parties to reflect any stock splits, stock dividends, reclassifications, or similar events; and should the Seller and Hayward fail promptly to agree as aforesaid, by an appraiser independent of the Seller, Hayward or the Corporation, qualified in such matters, upon when the Seller and Hayward shall promptly agree.

     2. Exercise of Option. Hayward shall, at its election, in each case exercise the foregoing right and option by giving written notice to the Seller (each, an "Exercise Notice") specifying the time and date, no earlier than five nor later than 15 days after the delivery of such notice to the Seller (the "Closing Date"), at which payment of the Purchase Price for the Option Shares will be made, at the offices of Messrs. Krugman, Chapnick & Grimshaw, Park 80 West-Plaza Two, Saddle Brook, New Jersey 07663, by delivery to the Seller of such Purchase Price by certified or bank cashiers' check or wire transfer, against delivery of certificates for the Option Shares, duly endorsed in blank by the Seller (each such certificate accompanied by any requisite documentary or stock transfer tax stamps), or other documentation in form and substance satisfactory to Hayward and effective to transfer the Option Shares to Hayward. Subject to the terms and conditions hereof, Hayward hereby agrees to purchase such Option Shares from the Seller and the Seller hereby agrees to sell such Option Shares to Hayward, in each event that Hayward delivers such Exercise Notice to the Seller as aforesaid.

     3. Registration of Shares. In each event of exercise of the foregoing right and option, and of the transfer of any Option Shares as aforesaid, the Corporation shall, as promptly as practicable subsequent to the Closing Date and in no event later than twelve months from such date, register such Option Shares as shall form part of a class of securities of the Corporation then registered under the Securities Exchange Act of 1934, at the Corporation's expense, pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The foregoing registration shall be effectuated by the Corporation by execution and delivery to Hayward of the Registration Rights Agreement (as defined in the Purchase Agreement).

     4. Representations and Warranties and Agreements of the Seller. The Seller hereby represents and warrants to, and agrees with Hayward, as follows:

     (a) The Seller has full and unrestricted power and authority to enter into this agreement and to perform all of his covenants and agreements hereunder. When executed and delivered by him, the terms hereof shall constitute his valid and legally binding agreement enforceable against him in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors rights and by limitations on the availability of equitable remedies.

     (b) The Seller has good and marketable title to the Escrow Shares, which, with the exception of the Escrow Agreement, are free and clear of all mortgages, deeds of trust, security interests, pledges, liens and other charges and encumbrances of any nature, and has the right to sell and transfer all Option Shares to Hayward hereunder upon the release, if ever, of such Option Shares from escrow pursuant to the Escrow Agreement. As of the date hereof, no Escrow Property is held pursuant to the provisions of the Escrow Agreement. Hayward shall, upon delivery of any Option Shares in accordance with this agreement, hold good and marketable title thereto, free and clear of any lien, security interest, voting trust or other claim, charge or encumbrance.

     (c) Neither the execution and delivery hereof, nor the consummation of any or all of the transactions contemplated herein, will violate any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or governmental agency, or conflict with or result in any breach of or constitute a default under, or result in the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of, any contract or agreement to which he is a party or by which he or any of his assets is bound.

     (d) Neither the Seller nor anyone acting on behalf of the Seller has directly or indirectly offered any securities for sale to, or solicited any offer to buy any of the same from, anyone so as to bring the delivery and sale of the Option Shares hereunder within the registration requirements of the Securities Act.

     (e)  The representations and warranties contained in this
Section 4 shall be true and correct on and as of each Closing Date with the same effect as if made on and as of such date and such representations and warranties shall survive each Closing Date notwithstanding any investigation made by or on behalf of Hayward; and the Seller shall, on each Closing Date, deliver its certificate to Hayward to the foregoing effect in form and substance satisfactory to Hayward.

     5. Representations and Warranties of Hayward. Hayward hereby represents and warrant to, and agrees with the Seller, as follows:

     (a) It is a corporation duly organized and validly existing under the laws of the State of New Jersey and has the full corporate power and authority to enter into the agreements contained herein, to acquire the Option Shares elected by it, and to carry out the provisions hereof.

     (b) The execution and delivery hereof by it and the performance by it of its covenants and agreements hereunder have been duly authorized by all necessary corporate action. When executed and delivered by it the terms hereof shall constitute Hayward's valid and legally binding obligation enforceable against it in accordance therewith, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

     (c) Neither the execution and delivery hereof, nor the consummation of the transactions contemplated herein, will violate any provision of its certificate of incorporation or by-laws, or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or governmental agency, or conflict with or result in any breach of any of the terms of or constitute a default under, or result in the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which it is a party or by which it or any of its assets is bound.

     (d) Except as otherwise permitted by applicable law (without limitation, including in the exercise of any rights contemplated by
Section 3 hereof), Hayward will acquire the Option Shares purchased by it hereunder for its own account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

     (e)  The representations and warranties contained in this
Section 5 shall be true and correct on and as of each Closing Date with the same effect as if made on and as of such date, and such representations and warranties shall survive each Closing Date notwithstanding any investigation made by or on behalf of the Seller; and Hayward shall, on each Closing Date, deliver its certificate to the Seller to the foregoing effect in form and substance satisfactory to the Seller.

     6.   Right-of-First Refusal.

     (a) In addition to the right and option hereinabove set forth, the Seller agrees that, in the event the Seller shall, from time to time, determine to sell any securities of the Corporation owned by him, pursuant to a bona fide offer (the "Bona Fide Offer"), to any Hayward Competitor (as defined in the Purchase Agreement), and provided that no Change in Control (as hereinafter defined) in respect of Hayward shall have occurred subsequent to the date hereof, the Seller shall, in each instance, first offer such shares (the "Offered Shares") to Hayward, by written notice (each an "Initial Sale Notice") to Hayward to that effect. Hayward shall have the right and option to purchase all, but not less than all, securities specified in the Initial Sale Notice by giving written notice of exercise (an "Acceptance Notice") to the Seller within ten days after the receipt of the Initial Sale Notice for a purchase price calculated as hereinafter set forth. Failure to respond within such period shall conclusively be deemed notice of rejection. In the event Hayward shall not timely have exercised any right and option under this Section 6, the Seller shall be free, for a period of sixty days after the expiration of such right and option, to sell all, but not less than all, securities to which such right and option related pursuant to the Bona Fide Offer theretofore communicated to Hayward, free of the restrictions of this Section 6. In the event that Hayward duly delivers an Acceptance Notice to the Seller, then the Acceptance Notice, taken in conjunction with the Initial Sale Notice, shall constitute a valid and legally binding purchase and sale agreement, and payment in cash for the Offered Shares purchased be made within ten days following the receipt by the Seller of the Acceptance Notice. In the event the Seller fails to complete the proposed sale, assignment, transfer or other disposition within 60 days after the rejection or deemed rejection of the offer contained in the Initial Sale Notice, sale of the Offered Shares shall again be subject to the provisions of this Section 6.

     (b) The purchase price for each security offered to Hayward pursuant to this Section 6 shall be the dollar value of the consideration per security offered to the Seller pursuant to the Bona Fide Offer, which, in the case of any non-cash consideration, shall be the fair market value thereof determined by the Seller and Hayward or should the Seller and Hayward fail to agree thereon within three days of receipt by Hayward of the Initial Sale Notice, the purchase price shall be determined by an independent appraiser, qualified in such matters selected by the Seller and Hayward.

     (c) The provisions of this Section 6 shall be binding upon any Affiliate of either the Seller or of his Immediately Family (as hereinafter defined), and upon any member of his Immediate Family, to whom the Seller may transfer any securities of the Corporation after the date hereof, who shall agree in writing to be bound as aforesaid as a condition to any such transfer.

     (d) For purposes of this Section 6: (x) an "Affiliate" of any person or entity shall mean any other person or entity controlled by, under common control with or controlling such person or entity;
(y) "Immediate Family" shall mean the spouse, siblings, children (and the direct lineal descendants of such children) and parents (and the direct lineal ancestors of such parents) of the subject person, and any trust for the benefit thereof; and (z) "Change in Control" shall mean a change in control of Hayward occurring after the date of execution of this agreement of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), whether or not Hayward is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if any "person" (as defined under Section 13(d) of the Exchange Act) subsequent to the date hereof becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding shares of any class or series of securities entitled to elect more than one-half of the board of directors of Hayward.

     7.   Certain Covenants.

     The Seller hereby covenants and agrees that, except as consented in writing by Hayward, from and after the date of this Agreement, he shall:

     (a) not sell, transfer or in any way convey, or agree to sell, transfer or in any way convey, any of the Option Shares or grant, or agree to grant, an option or other right to acquire any of the Option Shares, except pursuant to this Agreement;

     (b) not suffer or permit any pledge, lien, security interest or other charge or encumbrance of any nature to be created with respect to the Option Shares, nor shall such Option Shares be subject to any voting agreements or to any proxies, except for this Agreement or as expressly permitted or required by this Agreement;

     (c) take such action so that all shares of capital stock of the Corporation legally or beneficially owned by him shall be voted to effectuate the election to the Board of Directors of the Corporation of the designee contemplated by Section 8.3 of the Purchase Agreement and against any proposal inconsistent therewith; and

     (d) use his best efforts to cooperate with Hayward in effectuating the purposes of this Agreement and to consummate the transactions contemplated hereby.

     8. Termination. In the event the closing under the Purchase Agreement shall not have occurred on or prior to September 25, 1996, this Agreement shall have no further force or effect.

     9. Notices. Any notice pursuant to the terms hereof shall be deemed to have been sufficiently given to either party hereto if sent by registered, certified or overnight express mail, postage prepaid, addressed, as the case may be, to the parties at their respective addresses hereinabove set forth or such other address as may hereafter be designated by a party by notice to the other party given in such manner. Unless otherwise provided herein, all notices shall be deemed to have been given when sent.

     10. Successors. Hayward may not assign its rights under this Agreement without the prior written consent of the Seller having first been obtained (except that Hayward may assign its rights hereunder without such consent to any wholly-owned subsidiary of Hayward). The terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

     11. Expenses. Except as otherwise provided herein, each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby.

     12. Governing Law. This agreement and the terms hereof shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed entirely within such state.

     13. Counterparts. This agreement may be signed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one agreement.

                           *    *    *

     If the foregoing terms are acceptable to you, kindly so indicate by executing the enclosed copy of this letter in the space below provided for that purpose, and returning such copy to the undersigned.

                              Very truly yours,

                              HAYWARD INDUSTRIES, INC.


                              By s/Anthony T. Castor
                                -----------------------------


ACCEPTED AND AGREED:


s/Brett Kingstone
-------------------------
Brett Kingstone

The undersigned hereby executes this agreement solely so as to be bound by the provisions of Section 3 hereinabove set forth:

SUPER VISION INTERNATIONAL, INC.


By s/John Stanney
---------------------------